Exhibit 1.1

TORNIER N.V.

(a Netherlands public limited liability company)

7,000,000 Ordinary Shares

PURCHASE AGREEMENT

Dated: May 9, 2013

EXECUTION VERSION

TORNIER N.V.

(a Netherlands public limited liability company)

7,000,000 Ordinary Shares

PURCHASE AGREEMENT

May 9, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Tornier N.V., a Netherlands public limited liability company (naamloze vennootschap or N.V.) (the “Company”) and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in SECTION 10 hereof), for whom J.P. Morgan and Merrill Lynch are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Ordinary Shares, par value EUR €0.03 per share, of the Company (“Ordinary Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in SECTION 2(b) hereof to purchase all or any part of 1,050,000 additional Ordinary Shares. The aforesaid 7,000,000 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,050,000 Ordinary Shares subject to the option described in SECTION 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-187817) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), and which has been declared effective under the 1933 Act Regulations. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:30 pm, New York City time, on May 9, 2013 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

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“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

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(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” the information contained in the second to last sentence of the third paragraph and the information contained in the seventh, fourteenth and fifteenth paragraphs and the last two sentences of the sixteenth paragraph under the caption “Underwriting”, in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act

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Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except for any unaudited financial statements, which are subject to normal year end adjustment and do not contain certain footnotes as permitted by the applicable rules or the Commission. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a public limited liability company (naamloze vennootschap) in good standing under the laws of The Netherlands and has corporate power and capacity to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

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(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 30, 2012.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Description of Ordinary Shares” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company, including the Securities to be sold by the Selling Shareholders to the Underwriters, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Ordinary Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xiii) Registration Rights. Other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act. Any person that possesses registration rights or similar rights to have any securities registered for sale in connection with the transactions contemplated by this Agreement has elected not to exercise or has waived such rights in connection with the transactions contemplated by this Agreement.

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(xiv) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

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(xvii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.

(xviii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xx) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi) Possession of Intellectual Property. The Company owns, possesses or can acquire on reasonable terms all Intellectual Property (as defined below) necessary for the conduct of the business of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus as now conducted, and (i) to the Company’s knowledge there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property, and the Company is

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unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and, to the knowledge of the Company, the Intellectual Property licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and except as described in the Registration Statement, the General Disclosure Package or the Prospectus the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim in the past three years and the Company is unaware of any other facts which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company. The term “Intellectual Property” as used herein means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, proprietary technology and proprietary know-how.

(xxii) Regulatory Compliance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company: (i) has not received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.); (ii) is and has been in compliance with applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act ), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, “Health Care Laws”); (iii) possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is

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considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority is considering such action; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action.

(xxiii) Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company with respect to programs that are currently in development or in discovery or are described in the Prospectus were and, if still pending, are being conducted with reasonable care and in accordance with applicable experimental protocols, procedures and controls pursuant to all Health Care Laws and Authorizations, except where such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company. There have been no material adverse episodes or complications resulting from any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, compounds, mixtures, wastes, and substances regulated thereunder as “hazardous,” “toxic,” “pollutants,” or “contaminants,” including without limitation, petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos and asbestos-containing materials, natural gas liquids, naturally occurring radioactive materials, brine, drilling mud or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws

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and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws. The representations and warranties in this SECTION 1(a)(xxiv) shall govern over those provided in SECTION 1(a)(xvi) on Absence of Proceedings for all matters relating to Environmental Laws, Hazardous Materials, and environmental matters.

(xxv) Accounting Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxvi) Disclosure Controls. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the

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rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxviii) Payment of Taxes. All non-United States and United States federal income tax returns of the Company and its subsidiaries required by law to be filed through the date hereof (taking into account extensions) have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except (a) assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and (b) taxes the nonpayment of which (or tax returns the nonfiling of which) would not reasonably be expected to have a Material Adverse Effect. The non-United States and United States federal income tax returns of the Company through the fiscal year ended December 30, 2012 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law through the date hereof (taking into account extensions), except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for (x) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or (y) taxes the nonpayment of which (or tax returns the nonfiling of which) would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxi) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or, to the Company’s knowledge, any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which has constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person

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acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to the extent applicable to the Company or any of its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(b) Representations and Warranties of each Selling Shareholder. Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure. Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the

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circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Shareholder Information”). Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Authorization of Power of Attorney and Custody Agreements. The Power of Attorney (the “Power of Attorney”) in the form heretofore furnished to the Representatives has duly authorized, executed and delivered by Vertical Fund I, L.P. and Vertical Fund II, L.P. (the “Vertical Entities”) and is the valid and binding agreement of the Vertical Entities. The Custody Agreement (the “Custody Agreement”), in the form heretofore furnished to the Representatives, has been duly authorized, executed and delivered by each Selling Shareholder and is the valid and binding agreement of each Selling Shareholder.

(iv) Noncontravention. The execution and delivery of (i) this Agreement and the Custody Agreement by each Selling Shareholder and (ii) the Power of Attorney by the Vertical Entities, and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, except for any such conflict, breach or default that would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(v) Valid Title. Such Selling Shareholder has, and at the Closing Time and any Date of Delivery will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney, in the case of the Vertical Entities, and the Custody Agreement, in the case of each Selling Shareholder, and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

(vi) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be

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designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (the “UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vii) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which constituted or would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney, in the case of the Vertical Entities, and the Custody Agreement, in the case of each Selling Shareholder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market, state securities laws or the rules of FINRA.

(ix) No Registration or Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement other than those rights that have been disclosed in the General Disclosure Package and the Prospectus.

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(x) No Free Writing Prospectuses. Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi) No Association with FINRA. Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a “person associated with a member” (within the meaning of the FINRA By-Laws) of FINRA.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of SECTION 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, acting severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,050,000 Ordinary Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from the Company and each Selling Shareholder that proportion of the number of Option Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives, in their sole discretion, shall make to eliminate any sales or purchases of fractional shares.

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(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of SECTION 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and/or Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters for the Securities to be purchased by them. Delivery of the Securities shall be made by issuing the Securities to Cede & Co., a company organized under the laws of the State of New York (“Cede”), as the nominee for the Depository Trust Company (“DTC”), for further credit to the account designated by the Underwriters within DTC, unless the Representatives shall otherwise instruct. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Such payment of the purchase price by or on behalf of the Underwriters will constitute payment on the Securities issued to Cede. J.P. Morgan and Merrill Lynch, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company, the Selling Shareholders and the Underwriters.

(a) Covenants of the Company. The Company covenants with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to SECTION 3(a)(ii), will comply with the requirements of Rule 430B, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary

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prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statements. The Company has furnished or will, upon request, deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or

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deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(vii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(viii) Listing. The Company will use its best efforts to effect and maintain the listing of the Ordinary Shares on the Nasdaq Global Select Market.

(ix) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B)

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any Ordinary Shares issued by the Company upon the exercise of an option or warrant, the conversion of a security or the vesting of a restricted stock unit outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus or (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In addition, during the 90-day restricted period, the Company will not waive any provisions under any agreements between the Company and any of its security holders (including option holders) that prohibit the sale, transfer, assignment, pledge or hypothecation by such holder of any of the Company’s securities, unless the Representatives otherwise consent in writing. In addition, the Company will direct its transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(x) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(xi) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Company. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b) Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter as follows:

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(i) Tax Forms. Each Selling Shareholder agrees that it will deliver to the Representatives prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(ii) Issuer Free Writing Prospectuses. Each Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Company. Each Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

(c) Certain Agreements of the Underwriters. Each Underwriter hereby represents to the Company and agrees with the Company that, unless it obtains prior written consent of the Company and the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives and the Company will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and the Company.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of SECTION 3(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or

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contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of SECTION 1(a)(ii).

(b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of SECTION 5, SECTION 9(a)(i) or (iii), SECTION 10 or SECTION 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, in the case of termination by the Representatives in accordance with the provisions of SECTION 10, the Company shall have no obligation to reimburse a defaulting Underwriter pursuant to this SECTION 4(c).

(d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the respective representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.

(b) Opinion and Negative Assurance Letter of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Oppenheimer Wolff & Donnelly LLP, counsel for the Company, to the effect set forth in Exhibits A-1 and A-2 hereto, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Special Regulatory Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of DuVal & Associates, PA, special regulatory counsel for the Company, to the effect set forth in Exhibits B-1 and B-2 hereto, together with signed or reproduced copies of such letters for each of the other Underwriters.

(d) Opinion of Special Intellectual Property Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Faegre Baker

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Daniels LLP, counsel for the Company, to the effect set forth in Exhibit C hereto, together with signed or reproduced copies of such letters for each of the other Underwriters.

(e) Opinion of Dutch Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Stibbe N.V., Dutch counsel for the Company, to the effect set forth in Exhibit D hereto, together with signed or reproduced copies of such letter for each of the other Underwriters.

(f) Opinion of Counsel for the Selling Shareholders. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Willkie Farr & Gallagher, U.S. counsel for TMG Holdings Coöperatief U.A. (“TMG”), Stibbe N.V., Dutch counsel for TMG, and Wilentz, Goldman & Spitzer P.A., counsel for the Vertical Entities, to the effect set forth in Exhibits E-1, E-2 and E-3 hereto, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(i) Certificate of Selling Shareholders. At the Date of Delivery, the Representatives shall have received a certificate of TMG and of an Attorney-in-Fact on behalf of the Vertical Entities, each dated the Date of Delivery, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Date of Delivery and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Date of Delivery.

(j) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for

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each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(m) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(n) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule D hereto.

(o) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(p) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in SECTION 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the following further conditions shall be met:

(i) Officers’ Certificate. The Representatives shall have received a certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to SECTION 5(h) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders. At the Closing Time, the Representatives shall have received a certificate of TMG and of an Attorney-in-Fact on behalf of the Vertical Entities, dated the Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

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(iii) Opinions of Counsel for Company. The Representatives shall have received the favorable opinion of Oppenheimer Wolff & Donnelly LLP, counsel for the Company, together with the favorable opinions of DuVal & Associates, PA, special regulatory counsel for the Company, Faegre & Benson LLP, special intellectual property counsel for the Company, and the favorable opinion of Stibbe N.V., Dutch counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by SECTION 5(b) through 5(e) hereof, respectively.

(iv) Opinion of Counsel for the Selling Shareholders. If requested by the Representatives, the Representatives shall have received the favorable opinions of Willkie Farr & Gallagher, U.S. counsel for TMG, Stibbe N.V., Dutch counsel for TMG and Wilentz, Goldman & Spitzer P.A., counsel for the Vertical Entities, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by SECTION 5(f) hereof.

(v) Opinion of Counsel for Underwriters. If requested by the Representatives, the Representatives shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by SECTION 5(g) hereof.

(vi) Bring-down Comfort Letter. If requested by the Representatives, the Representatives shall have received a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to SECTION 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii) No Downgrade. Subsequent to the Closing Time, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading)

(q) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the

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Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in SECTION 4 and except that Sections 1, 6, 7, 8, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors and officers, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to SECTION 6(e) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by J.P. Morgan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

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(b) Indemnification of Underwriters by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to SECTION 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by J.P. Morgan and Merrill Lynch, and, in the case of parties indemnified pursuant to SECTION 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 6 or SECTION 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of

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counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by SECTION 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7. Contribution. If the indemnification provided for in SECTION 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this SECTION 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities

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underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this SECTION 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this SECTION 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives, in their absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

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(b) Liabilities. If this Agreement is terminated pursuant to this SECTION 9, such termination shall be without liability of any party to any other party except as provided in SECTION 4 hereof, and provided further that Sections 1, 6, 7, 8, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this SECTION 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this SECTION 10.

SECTION 11. Default by one or more of the Selling Shareholders and the Company.

(a) If any Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this SECTION 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

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In the event of a default by any Selling Shareholder as referred to in this SECTION 11, each of the Representatives and the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(b) If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 15 and 16 shall remain in full force and effect. No action taken pursuant to this SECTION 11 shall relieve the Company from liability, if any, in respect of such default.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to J.P. Morgan at 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); attention: Equity Syndicate Desk and to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; notices to the Company shall be directed to it at Fred.Roeskestraat 123, 1076EE Amsterdam, The Netherlands, attention of Kevin Klemz. Notices to the Vertical Entities shall be given to the Attorney-in-Fact at The Vertical Group, 25 DeForest Avenue, Summit, New Jersey 07901 (Fax: (908) 273-9434); Attention: John E. Runnells. Notices to TMG shall be given to it at Fred.Roeskestraat 123, 1076EE Amsterdam, The Netherlands (Fax: +31 20.301.2202); attention: Guido Nieuwenhuizen, with a copy to Warburg Pincus (Bermuda) Private Equity IX, L.P., 450 Lexington Avenue, New York, New York 10017 (Fax: (646) 824-9312); attention: Sean D. Carney.

SECTION 13. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in SECTION 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of

31

this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for

32

any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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EXECUTION VERSION

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Attorney-in-Fact for the Vertical Entities and TMG a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours, TORNIER N.V.

By	/s/ Shawn McCormick
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

TMG HOLDINGS COÖPERATIEF U.A.

By	/s/ Sean D. Carney
Sean D. Carney

By	/s/ Guido X.F.M. Nieuwenhuizen
Guido X.F.M. Nieuwenhuizen

[Signature Page to Underwriting Agreement]

VERTICAL FUND I, L.P. and VERTICAL FUND II, L.P., acting severally

By:	/s/ Kevin M. Klemz
Kevin M. Klemz Title: Attorney-in-Fact

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By: J.P. MORGAN SECURITIES LLC

By	/s/ Khaled Habayeb
Authorized Signatory Khaled Habayeb Executive Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Joe Kohls
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The public offering price per share for the Securities shall be $16.15.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $15.3425, being an amount equal to the public offering price set forth above less $0.8075 per share, subject to adjustment in accordance with SECTION 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
J.P. Morgan Securities LLC	2,520,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,520,000
BMO Capital Markets Corp.	560,000
Wells Fargo Securities, LLC	560,000
SG Americas Securities, LLC	420,000
William Blair & Company, L.L.C.	420,000

Total	7,000,000

SCHEDULE B

Company:	Number of Initial Securities:	Number of Option Securities:
Tornier N.V.	4,500,000	675,000

Selling Shareholders:	Number of Initial Securities:	Number of Option Securities:
TMG Holdings Coöperatief U.A.	2,300,000	345,000
Vertical Fund I, L.P.	150,000	22,500
Vertical Fund II, L.P.	50,000	7,500

SCHEDULE C-1

Pricing Terms

1. The Company is selling 4,500,000 Ordinary Shares and the Selling Shareholders are selling 2,500,000.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 675,000 Ordinary Shares and the Selling Shareholders have granted an option to the Underwriters, severally any not jointly, to purchase up to an additional 375,000.

3. The public offering price per share for the Securities shall be $16.15.

SCHEDULE C-2

Free Writing Prospectuses

[See Attached]

Issuer Free Writing Prospectus dated May 9, 2013

Filed Pursuant to Rule 433

Registration No. 333-187817

(Relating to Preliminary Prospectus Supplement dated May 7, 2013)

Tornier N.V.

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement and a preliminary prospectus supplement (together with the prospectus dated April 19, 2013, the “Preliminary Prospectus”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus (including the documents incorporated by reference therein) and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the Preliminary Prospectus may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 222 Broadway, New York, New York 10038, or by e-mail at dg.prospectus_requests@baml.com. References herein to “we,” “us,” “our” and “Tornier” refer to Tornier N.V.

The following information supplements and updates the information contained in the Preliminary Prospectus:

Issuer	Tornier N.V. (NASDAQ: TRNX)

Ordinary shares offered by Tornier	4,500,000 ordinary shares (plus an additional 675,000 ordinary shares if the underwriters exercise their option to purchase additional shares in full)

Ordinary shares offered by selling shareholders	2,500,000 ordinary shares (plus an additional 375,000 ordinary shares if the underwriters exercise their option to purchase additional shares in full)

Public offering price	$16.15 per share.

Net proceeds to Tornier	$68.5 million (or $78.8 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Pricing date	May 9, 2013.

Closing date	May 15, 2013.

Book-running managers	J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-managers	BMO Capital Markets Corp., Wells Fargo Securities, LLC, SG Americas Securities, LLC and William Blair & Company, L.L.C.

Underwriting (Conflict of Interest)	An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is an Administrative Agent, Swingline Lender, Issuing Bank and lender under our credit facility and affiliates of J.P. Morgan Securities LLC, BMO Capital Markets Corp., Wells Fargo Securities, LLC and SG Americas Securities, LLC are lenders under our credit facility. If we choose to repay a portion of the loans outstanding under our credit facility with the proceeds from this offering, these underwriters could receive more than 5% of the net proceeds of this offering, in which case they could be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc.

(“Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our ordinary shares. In accordance with Rule 5121, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Wells Fargo Securities, LLC and SG Americas Securities, LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE D

Locked-up Parties

David H. Mowry

Shawn T McCormick

Stéphan Epinette

Kevin M. Klemz

Gregory Morrison

Terry M. Rich

Sean D. Carney

Kevin C. O’Boyle

Richard B. Emmitt

Alain Tornier

Richard F. Wallman

Elizabeth H. Weatherman

TMG Holdings Coöperatief U.A.

Vertical Fund I, L.P.

Vertical Fund II, L.P.

KCH Oslo AS

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Tornier N.V., a Netherlands public limited liability company (the “Company”), in connection with the sale by the Company and certain shareholders of the Company of an aggregate of [            ] ordinary shares of the Company (the “Initial Securities”), par value €0.03 per share (the “Ordinary Shares”), pursuant to that certain Purchase Agreement, dated as of May [    ], 2013 (the “Purchase Agreement”), by and among the Company, the selling shareholders named in Schedule B thereto, and J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”), for whom J.P. Morgan and Merrill Lynch are acting as representatives. This opinion is being furnished to you pursuant to Section 5(b) of the Purchase Agreement. All capitalized terms used but not defined in this opinion have the meanings given to them in the Purchase Agreement.

In connection with the offering and sale of the Initial Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”): (i) the Registration Statement (File No. 333-187817) ; (ii) a prospectus dated April 19, 2013, including the documents incorporated or deemed to be incorporated by reference therein (the “Base Prospectus”); (iii) a preliminary prospectus supplement, dated May [    ], 2013, including the documents incorporated or deemed to be incorporated by reference therein (the “Preliminary Prospectus”); (iv) a free writing prospectus dated May 9, 2013 (the “Free Writing Prospectus”); and (v) a final prospectus, dated May [    ], 2013, filed in accordance with Rule 424(b) under the 1933 Act Regulations (which, together with the documents incorporated or deemed to be incorporated by reference therein, is herein referred to as the “Prospectus”).

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined the Purchase Agreement, the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Free Writing Prospectus, the Prospectus and the General Disclosure Package (which for purposes of this opinion consisted solely of (i) the Base Prospectus, (ii) the Preliminary Prospectus, (iii) the Free Writing Prospectus, and (iv) the information set forth in Schedule C-1 to the Purchase Agreement, which the Company has represented to us was verbally disclosed to all purchasers), as well as the charter and bylaws of each of Tornier U.S. Holdings, Inc., Tornier, Inc. and OrthoHelix Surgical Designs, Inc., each as in effect on the date hereof. We also have examined such certificates of public officials, corporate documents and records and other certificates, opinions, agreements and instruments, and have made such other investigation, as we have deemed necessary in connection with this opinion.

In our examination of such documents, we have assumed, in addition to the other assumptions set forth herein, that all signatures on all documents submitted to us are genuine, all documents submitted to us as originals are accurate and complete, all documents submitted to us as copies are true, correct and complete copies of originals thereof, and the legal capacity of all natural persons. In making our examination of documents executed by parties other than the Company, we have assumed that such parties have all necessary corporate or other power, authority and legal right to execute and deliver such documents and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action of the execution and delivery of such documents by such parties.

As to questions of fact relevant to this opinion, without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party as to factual matters in the Purchase Agreement, and have relied upon certificates of officers of the Company and written statements of certain public officials.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:

(i) Each of Tornier U.S. Holdings, Inc., Tornier, Inc. and OrthoHelix Surgical Designs, Inc. (each, a “U.S. Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth under the captions “Tornier U.S. Holdings, Inc.,” “Tornier, Inc.” and “OrthoHelix Surgical Designs, Inc.”, respectively, on Schedule A hereto; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each U.S. Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries.

(ii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and, to our knowledge, based solely on telephone conversations with the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(iii) The Registration Statement, including the Rule 430B information, the Prospectus and each amendment thereto, as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) as of their dates complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(iv) To our knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation that is required to be disclosed in the Registration Statement, other than that which is disclosed therein or in the General Disclosure Package.

(v) To our knowledge, there is no (i) infringement on the part of any third party of the U.S. registered trademarks or copyrights of the Company (ii) misappropriation by any third party of the Company’s trade secrets (including know-how constituting trade secrets), except in either case that would not result in a Material Adverse Effect.

(vi) The information in the Prospectus under “Taxation—Material U.S. Federal Income Tax Consequences,” to the extent that it constitutes matters of law, summaries of legal matters or legal proceedings, or legal conclusions, has been reviewed by us and accurately presents and summarizes, in all material respects, the matters referred to therein.

(vii) The descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party that are filed as an exhibit to the Registration Statement or any document incorporated by reference in the Registration Statement are accurate in all material respects.

(viii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Minnesota or federal court or other Minnesota or federal governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and from FINRA, as to which we express no opinion) is necessary or required in connection with the execution, delivery and performance of the Purchase Agreement or for the offering, issuance, sale or delivery of the Initial Securities.

(ix) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale by the Company of the Initial Securities and the use of the proceeds from the sale of the Initial Securities by the Company as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any instrument filed as an exhibit to the Registration Statement or any document incorporated by reference in the Registration Statement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of (x) the provisions of the charter or by-laws of any U.S. Subsidiary or (y) any Minnesota or federal statute, law, rule, judgment, regulation, order or decree known by us to be applicable to the Company or any of its subsidiaries of any Minnesota or federal court, regulatory body, administrative agency, governmental body, arbitrator or other Minnesota or federal authority having jurisdiction over the Company or any of its subsidiaries.

(x) To our knowledge, except as disclosed in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xi) The Company is not required, and upon the issuance and sale of the Initial Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

(a) The opinion expressed in paragraph (i) above is based solely on a review of good standing certificates from the Secretary of State of the relevant jurisdictions, dated on or about the date hereof.

(b) We express no opinion with respect to laws other than those of the State of Minnesota, the Delaware General Corporation Law and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. To the extent the law of any other jurisdiction is specifically or implicitly referenced in the opinions above, we have assumed that such laws are identical in all material respects to the laws of the State of Minnesota.

(c) To the extent that the opinions given above relate to the enforceability of any agreement or other document referred to herein, the opinions are subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing.

(d) We express no opinion as to the enforceability of (i) provisions relating to the availability of specific remedies or relief, including indemnification and contribution, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (ii) provisions that allow cumulative remedies, late charges or default interest, (iii) provisions stating that amendments, waivers or modifications may only be in writing, to the extent that an oral agreement or an implied agreement by course of conduct may be created that modifies such a provision, or (iv) provisions relating to choice of law or forum.

(e) When used in this opinion, the phrases “to our knowledge”, “known to us” and similar phrases are intended to indicate that those attorneys in this firm who rendered legal services on behalf of this firm for the Company do not have conscious awareness of the inaccuracy of such statements.

(f) Insofar as any of the opinions expressed above may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such an agreement has at all times been, and will continue at all times to be, exempt from the filing requirements of Minnesota Statutes, Section 290.371 as it relates to the filing of a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all such Notice of Business Activities Reports.

We are furnishing this opinion to you solely for your benefit in connection with the above-described transactions. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than the addressees hereof are entitled to rely on this opinion. This opinion speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

Exhibit A-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Tornier N.V., a Netherlands public limited liability company (the “Company”), in connection with the sale by the Company and certain shareholders of the Company of an aggregate of [            ] ordinary shares of the Company (the “Initial Securities”), par value €0.03 per share (the “Ordinary Shares”), pursuant to that certain Purchase Agreement, dated as of May [    ], 2013 (the “Purchase Agreement”), by and among the Company, the selling shareholders named in Schedule B thereto, and J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A thereto (collectively, the “Underwriters”), for whom J.P. Morgan and Merrill Lynch are acting as representatives. This letter is being furnished to you pursuant to Section 5(b) of the Purchase Agreement. All capitalized terms used but not defined in this opinion have the meanings given to them in the Purchase Agreement.

In connection with the offering and sale of the Initial Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”): (i) the Registration Statement (File No. 333-187817) ; (ii) a prospectus dated April 19, 2013, including the documents incorporated or deemed to be incorporated by reference therein (the “Base Prospectus”); (iii) a preliminary prospectus supplement, dated May [    ], 2013, including the documents incorporated or deemed to be incorporated by reference therein (the “Preliminary Prospectus”); (iv) a free writing prospectus dated May 9, 2013 (the “Free Writing Prospectus”); and (v) a final prospectus, dated May [    ], 2013, filed in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (which, together with the documents incorporated or deemed to be incorporated by reference therein, is herein referred to as the “Prospectus”). In connection with the offering and sale of the Initial Securities, the Company has used a disclosure package (the “General Disclosure Package”) consisting solely of (w) the Base Prospectus, (x) the Preliminary Prospectus, (y) the Free Writing Prospectus and (z) the information set forth in Schedule C-1 to the Purchase Agreement (which the Company has represented to us was verbally disclosed to all purchasers).

Because the primary purpose of our professional engagement by the Company in connection with the transactions contemplated by the Purchase Agreement (including the preparation of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus) was not to establish factual matters, and because many determinations involved in the preparation of such documents were of a wholly or partially non-legal character, we have not passed upon and do not assume any responsibility for the accuracy, completeness or fairness of any information or statement contained in such documents and make no representation that we have independently verified the accuracy, completeness or fairness of any such information or statement.

In the course of the preparation of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, however, we have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and with representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the documents incorporated by reference, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed. We did not participate in the preparation of all of the documents incorporated by reference into the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, but have reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. In addition, we have reviewed copies of exhibits filed with or incorporated by reference into the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, as furnished to us by the Company, certain minutes of meetings of the Board of Directors of the Company and the special offering committee of the Board of Directors of the Company (as deemed appropriate by us), files and documents made available to us by the Company, and we have made inquiries of this Firm’s attorneys who have worked on matters involving the Company. We also have relied upon written statements of officers of the Company.

Based upon the foregoing, our understanding of applicable law and the experience we have gained in our practice under the 1933 Act and 1934 Act and relying as to materiality upon the opinions of officers and representatives of the Company, we advise you that, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, General Disclosure Package and the Prospectus (other than as expressly set forth in paragraph (v) of our opinion dated the date hereof and delivered to you under Section 5(b) of the Purchase Agreement (and subject to the limitations contained therein)), nothing has come to our attention that would lead us to believe that (i) the Registration Statement or any amendments thereto including any documents deemed to be a part thereof pursuant to Rule 430B, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, taken together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus or any amendment thereto, as of its date or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood, in the case of each of the foregoing, that we, express no belief or statement as to the financial statements, supporting schedules and other financial data included therein or omitted therefrom).

We are furnishing this letter to you solely for your benefit in connection with the above-described transactions. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than the addressees hereof are entitled to rely on this letter. This letter speaks only as of the date above written, and we hereby expressly disclaim any duty to update any of the statements made herein.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

Exhibit B-1

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 5(c) of the Purchase Agreement, dated as of May [    ], 2013 (the “Purchase Agreement”), by and among Tornier N.V., a public limited liability company organized under the laws of the Netherlands (the “Company”), the selling shareholders named in Schedule B thereto, and J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A thereto, for whom J.P. Morgan and Merrill Lynch are acting as representatives. All capitalized terms used but not defined in this opinion have the meanings given to them in the Purchase Agreement.

We have acted in the limited role of healthcare regulatory counsel to the Company in connection with the offering contemplated by the Purchase Agreement. In such capacity, we have reviewed the statements under the captions set forth on Schedule A hereto (the “Regulatory Captions”) in the Company’s prospectus supplement dated May [    ], 2013, forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-187817), and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10 -K”), which is incorporate by reference therein. We have not been engaged by the Company to perform, nor have we performed, a review of any other information contained in the Registration Statement, the General Disclosure Package or the Prospectus for purposes of this letter. Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.

For purposes of our opinion, we have examined copies of the Purchase Agreement, the Registration Statement, the General Disclosure Package, the Prospectus and the 2012 Form 10-K, which we believe provide an appropriate basis on which to render the opinions hereinafter expressed.

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of such documents, the authenticity of all originals of such documents and the conformity to authentic originals of all of such documents submitted to us as copies (including telecopies). Further, for purposes of our opinion, we have not independently verified nor do we take any responsibility for nor are we addressing in any way any statements of fact, any statements concerning state or foreign law, any legal conclusions or any statements of belief attributable to the Company or whether or not the Company is in compliance with applicable U.S. Food and Drug Administration or other legal requirements. Our opinion is given in the context of the foregoing.

This letter is based as to matters of law solely on the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”), and the regulations promulgated thereunder.

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that the statements under the Regulatory Captions, insofar as such statements purport to summarize applicable provisions of the FDC Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such Regulatory Captions.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations, or laws or regulations of any political subdivision below the state level.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter has been prepared solely for your use in connection with the closing under the Purchase Agreement on the date hereof, and it should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Commission without our prior written consent.

Very truly yours,

DUVAL & ASSOCIATES, PA

Exhibit B-2

FORM OF NEGATIVE ASSURANCE LETTER OF COMPANY’S REGULATORY COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith

                                   Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

This letter is furnished to you pursuant to Section 5(c) of the Purchase Agreement, dated as of May [    ], 2013 (the “Purchase Agreement”), by and among Tornier N.V., a public limited liability company organized under the laws of the Netherlands (the “Company”), the selling shareholders named in Schedule B thereto, and J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Schedule A thereto, for whom J.P. Morgan and Merrill Lynch are acting as representatives. All capitalized terms used but not defined in this opinion have the meanings given to them in the Purchase Agreement.

We have acted in the limited role of healthcare regulatory counsel to the Company in connection with the offering contemplated by the Purchase Agreement. In such capacity, we have reviewed the statements under the captions set forth on Schedule A hereto (the “Regulatory Captions”) and Schedule B hereto (the “Healthcare Captions”) in the Company’s prospectus supplement dated May [    ], 2013, forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-187817), and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Form 10 -K”), which is incorporate by reference therein. We have not been engaged by the Company to perform, nor have we performed, a review of any other information contained in the Registration Statement, the General Disclosure Package or the Prospectus for purposes of this letter. Additionally, we have not been retained or engaged to provide advice in respect of United States securities laws or the rules or regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules”), nor have we been retained or engaged by the Company to provide advice as to whether any information or any statement, opinion or other writing is required under the United States securities laws or the Rules to be filed with or submitted to, or incorporated into any document that will be filed with or submitted to, the Commission, and the matters addressed herein should not be construed as such advice.

During the course of our professional engagement, we reviewed the specified information under the Regulatory Captions and the Healthcare Captions and participated in conferences with officers and other representatives of the Company and with you and your representatives at which the regulatory matters dealt with under the Regulatory Captions and Healthcare Captions in the General Disclosure Package and the Prospectus were discussed. We did not participate in the preparation of the 2012 Form 10-K. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration

Statement, the General Disclosure Package or the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements under the Regulatory Captions in the General Disclosure Package and the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package, and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)	the statements under the Regulatory Captions in the Registration Statement, insofar as such statements relate to FDA regulatory matters, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(ii)	the statements in the General Disclosure Package under the Regulatory Captions, insofar as such statements relate to FDA regulatory matters, as of [ : ] [A.M./P.M.] (New York City time) on May [ ], 2013 (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	the statements under the Regulatory Captions in the Prospectus, insofar as such statements related to FDA regulatory matters, as of the date of the Prospectus and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iv)	the descriptions of statutes in the Healthcare Captions do not accurately and fairly present in all material respects the information included therein; or

(v)	the Healthcare Captions in (a) the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement became effective on April 19, 2013 and as of the Closing Time, or in (b) the General Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading as of the Applicable Time, or in (c) the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading at the time the Prospectus was filed with the Commission on May [ ], 2013 and as of the date hereof;

provided that, in making the foregoing statements, we do not express any belief with respect to financial, or accounting information and data or other statistical data contained in or omitted from the specified statements under such Regulatory Captions or Healthcare Captions.

Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. This letter is being furnished by us only to you in connection with the closing under the Purchase Agreement on the date hereof, is solely for your benefit in your capacity as Underwriter, and should not be quoted in whole or in part or otherwise be used, relied upon, or referred to, for any other purpose or by any other person (including any person purchasing any of the Securities from you) and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. In no event may this letter or any other communication or document referring to the contents hereof or any other advice we have given to the Company be submitted to or filed with the Commission without our prior written consent.

Very truly yours,

DUVAL & ASSOCIATES, PA

Exhibit C

FORM OF OPINION OF COMPANY’S SPECIAL INTELLECTUAL PROPERTY COUNSEL TO BE

DELIVERED PURSUANT TO SECTION 5(d)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re: Tornier N.V. Patent Opinion

Ladies and Gentlemen:

This opinion is furnished to you in accordance with Section 5(d) of the Purchase Agreement, dated May     , 2013 (the “Purchase Agreement”), among Tornier, N.V., a public company with limited liability formed under the law of the Netherlands (the “Company”), and you, as Representatives of the underwriters named in Schedule I thereto (the “Underwriters”), respecting the purchase by the Underwriters of [    ] ordinary shares of the Company, which amount includes an overallotment option for the sale and purchase of up to [    ] additional ordinary shares of the Company (the “Securities”). The terms used herein are as defined in the Purchase Agreement unless otherwise specifically provided herein.

We have acted in a limited role in connection with the offering contemplated by the Purchase Agreement. We have not been engaged by the Company to perform, nor have we performed, a review of any information contained in the Registration Statement, the General Disclosure Package or the Prospectus for purposes of this letter, except for the patent and trade secret aspects of the Intellectual Property Portion.

As counsel to the Company, we have examined corporate documents and questions of law as we have considered necessary or appropriate for purposes of this opinion. In connection with this opinion, we have assumed that the signatures on all executed documents are genuine and that all certificated copies conform to the originals. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. We have also relied as to factual matters, to the extent we deemed such reliance proper, on certificates of officers of the Company and public officials.

Our opinions are qualified as being limited “to our knowledge” or by other words to the same or similar effect. Such knowledge limitation means the information actually known to all attorneys currently employed by Faegre Baker Daniels LLP who have provided substantive legal representation to the Company on patent and trade secret matters.

Based upon and subject to the foregoing, and the qualifications set forth herein, we are of the opinion that:

1. The Company is listed in the records of the Patent and Trademark Office as the sole holder of record of each of the patents listed under the heading “U.S. Patents Held by the Company” on Schedule A hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Schedule A hereof (the “U.S. Applications”). To our knowledge, the Company owns [    ] issued U.S. Patents and [    ] pending U.S. Applications. We are unaware any claim of a third party to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications.

2. To our knowledge, the Company owns each of the foreign patents listed under the heading “Non-U.S. Patents Held by the Company” on Schedule B hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the “Patents”) and each of the foreign patent applications listed under the heading “Non-U.S. Patent Applications Submitted by the Company” on Schedule B hereof (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). We are unaware of any claim of a third party to any of such Non-U.S. Patents or Non-U.S. Applications, except as set forth in Schedule C.

3. To our knowledge, the statements under the captions “Risk Factors—Risks Related to Our Intellectual Property—If our patents and other intellectual property rights do not adequately protect our products, we may lose market share to our competitors” and “Risk Factors—Risks Related to Our Intellectual Property—If we are subject to any future intellectual property lawsuits, a court could require us to pay significant damages or prevent us from selling our products” in the Registration Statement and the Preliminary Prospectus included in the General Disclosure Package and any amendment or supplement thereto and “Business—Intellectual Property” in the Company’s annual report on Form 10-K for the fiscal year ended December 30, 2012, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings described therein relating to such of the Company’s Patents and Applications.

4. To our knowledge, the Company lacks no rights to use all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the General Disclosure Package. We are unaware of any facts that (i) would preclude the Company from having clear title to or right to use the Patents and Applications, or (ii) would lead us to conclude that any of the Patents are invalid or unenforceable or that any patent issued in respect of an Application would be invalid or unenforceable.

5. To our knowledge, no valid patent is infringed by the activities of the Company described in the General Disclosure Package or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications or the Patents.

6. To our knowledge, there are no material defects of form in the preparation or filing of the Applications on behalf of the Company. To our knowledge, the Company has complied with the USPTO duty of candor and disclosure for each of the U.S. Patents, and there are no facts that would preclude the grant of a patent from each of the Applications. To our knowledge, the Applications are being diligently pursued by the Company.

7. To our knowledge, there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company or its wholly owned subsidiaries are infringing or otherwise violating any patents of a third party.

8. To our knowledge, there is no pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Applications or the Patents of the Company.

9. To our knowledge, there is no infringement on the part of any third party of the Patents, Applications or trade secrets of the Company, except that would not result in a Material Adverse Effect.

10. To our knowledge, there are no contracts or other documents relating to the Patents of the Company of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or General Package that are not filed or described as required.

The opinions expressed herein are subject to the following additional qualifications, assumptions and limitations:

(a) We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

(b) The opinions herein expressed are limited to the specific issues addressed and to laws existing on the date hereof. By rendering such opinions, we do not undertake to advise with respect to any other matter or of any change in such laws or the interpretation thereof which may occur after the date hereof.

(c) Except as set forth in the following paragraphs of this opinion, we express no opinion as to the Company’s or any other entity’s or person’s compliance with the antifraud or disclosure provisions of federal, state or foreign securities laws in connection with the offer, issuance, transfer, distribution or other disposition of the Offered Securities.

During the course of our engagement in connection with this letter, we reviewed the information contained in the patent and trade secret aspects of the Intellectual Property Portion. The purpose of our engagement was not to confirm the factual matters set forth in the patent and trade secret aspects of the Intellectual Property Portion and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, except as set forth in Opinion 3, we do not assume any responsibility for the accuracy, completeness or fairness of the statements in the patent and trade secret aspects of the Intellectual Property Portion. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospects involve matters of a non-legal nature. In making the statements in this letter, we do not express any belief with respect to financial, statistical or accounting information and data omitted from the patent and trade secret aspects of the Intellectual Property Portion.

Based upon and subject to the foregoing, and the qualifications set forth herein, we confirm to you that on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that the statements relating to patent aspects under the captions “Risk Factors—Risks Related to Our Intellectual Property—If our patents and other intellectual property rights do not adequately protect our products, we may lose market share to our competitors,” “Risk Factors—Risks Related to Our Intellectual Property—If we are subject to any future intellectual property lawsuits, a court could require us to pay significant damages or prevent us from selling our products” and “Business—Intellectual Property” (collectively, the “patent and trade secret aspects of the Intellectual Property Portion”) of (a) the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement became effective on [    ], 2013 and as of the Closing Date, or of (b) the General Disclosure Package contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading as of the Applicable Time, or of (c) the Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading at the time the Prospectus was filed with the Commission on [    ], 2013 and as of the date hereof.

This opinion is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not, without our prior written consent, be relied on by any other person.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By
William K. Weimer

Exhibit D

FORM OF OPINION OF COMPANY’S DUTCH COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(e)

The Underwriters (as defined in the Purchase

Agreement referred to below)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Tornier N.V.

Ladies and Gentlemen,

(1)	We have acted as counsel to Tornier N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam (the “Company”) with respect to matters of Netherlands law in connection with the public offering on NASDAQ Global Select Market (the “Offering”) pursuant to a purchase agreement, dated [•] between the Company, the Selling Shareholders (as listed in Schedule B thereto) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchase Agreement”), consisting of:

(i)	a primary offering by the Company of [•] ordinary shares the capital of the Company, each with a par value of EUR 0.03 (the “Primary Shares”);and

(ii)	a secondary offering of [•] ordinary shares in the capital of the Company, each with a par value of EUR 0.03, by the Selling Shareholders (the “Selling Shareholder Shares”, and each a “Selling Shareholder Share” and jointly with the Primary Shares the “Securities”).

Capitalised terms used in this opinion shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise defined in this opinion.

This opinion is furnished to you pursuant to Section 5(e) of the Purchase Agreement.

(2)	For the purpose of this opinion, we have examined and relied, among other things, upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)

the deed of incorporation of the Company dated June 23, 2006, as amended, inter alia, by deed of amendment to the articles of association of the Company dated January 28, 2011 as a result of which (i) the Company has been converted (omgezet) from a private company with limited liability (besloten vennootschap) incorporated under the laws of the Netherlands into a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands and (ii) 88,706,196 ordinary shares in the capital of the Company, each with a par value of EUR 0.01 have been combined into 29,568,732 ordinary shares, each with a par value of EUR 0.03 (the “Reverse Stock Split Shares”), of which 29,568,720 ordinary shares were held by others than the Company and the Company’s articles of association (statuten) effective as lastly amended on February 8, 2011 (the “Articles of Association”), which according to the Extract referred to below are the articles of association of the Company as currently in force;

(b)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Company dated the date hereof (the ‘’Extract’’);

(c)	the respective notarial deeds of (i) issuance of 88,916,196 ordinary shares, each with a par value of € 0.01 each in the capital of the Company (the “Pre-Listing Shares”), (ii) transfer of 210,000 Pre-Listing Shares to the Company (which shares have been cancelled pursuant to the Shareholders’ Resolution (defined hereinafter) with due observance of the requirements of the law of the Netherlands), and (iii) transfer of 36 Pre-Listing Shares to the Company which deeds are further described and specified in the list attached to this opinion as Annex A;

(d)	the written resolutions and, as the case may be, minutes of a meeting of the managing board of the Company reflecting resolutions to issue the Pre-Listing Shares and granting as well as written resolutions and, as the case may be, minutes of a meeting of the supervisory board of the Company reflecting resolutions approving the issuance of the Pre-Listing Shares;

(e)	the minutes of the general meeting of shareholders of the Company, held on August 26, 2010, resolving to, inter alia, (i) approve the Tornier N.V. 2010 Incentive Plan (the “Incentive Plan”) (ii) designate the board of directors of the Company (the ‘’Board of Directors’’) for a term of five years as of August 26, 2010 as the competent body to issue shares and grant rights to subscribe for shares for a maximum term of five years, up to the amount of shares included in the authorised share capital as it will read from time to time and to restrict or exclude the pre-emptive rights pertaining to the shares (or rights to subscribe for shares) and (iii) cancel 210,000 Pre-Listing Shares held by the Company (the “Shareholders Resolution”);

(f)	the minutes of the meeting of the Board of Directors, held on August 26, 2010, resolving to, inter alia, (i) issue such number of ordinary shares as required to be issued in connection with the initial public offering of such ordinary shares on NASDAQ Global Select Market, and (ii) exclude all pre-emptive rights in relation to the issuance of such ordinary shares (the “August 2010 Board Meeting”);

(g)	the minutes of meeting of the Board of Directors held on October 28, 2010 inter alia, resolving to amend the Tornier N.V. Amended and Restated Stock Option Plan (the “Option Plan”) and the Tornier N.V. 2010 Employee Stock Purchase Plan (the “Stock Purchase Plan”);

(h)	a written resolution of the shareholders of the Company dated October 28, 2010, inter alia, approving the Stock Purchase Plan;

(i)	a written resolution of the Company’s pricing committee installed by the Board of Directors in its August 2010 Board Meeting determining the offer price of the ordinary shares and the number of shares to be issued in connection with the public offering on NASDAQ Global Select Market;

(j)	the deed of issuance executed by the Company dated February 8, 2011 pursuant to which 8,750,000 ordinary shares in the capital of the Company (the “Initial Offering Shares”) were issued;

(k)	the deed of issuance executed by the Company dated March 7, 2011 pursuant to which 721,274 ordinary shares in the capital of the Company (the “Overallotment Shares”) were issued;

(l)	the minutes of a meeting of the Board of Directors held on February 14, 2012, approving, inter alia, amending the Incentive Plan to increase the number of ordinary shares issuable under the Incentive Plan by 2,700,000;

(m)	the minutes of the general meeting of shareholders of the Company held on June 27, 2012 inter alia, approving an amendment to the Incentive Plan to increase the number of ordinary shares issuable under the Incentive Plan by 2,700,000;

(n)	the written resolutions and, as the case may be, minutes of meetings of the Board of Directors adopted or, as the case may be, held on October 28, 2010, December 16, 2010 May 3, 2011, June 28, 2011, August 4, 2011, November 1, 2011, February 14, 2012, May 1, 2012, July 17, 2012, July 31, 2012, October 30, 2012 reflecting resolutions to grant options to acquire ordinary shares under the Stock Purchase Plan and to grant options to acquire ordinary shares in the capital of the company and stock grants in the form of restricted stock units (“RSUs”) under the Incentive Plan (the “Incentive Plan” and together with the Option Plan and the Stock Purchase Plan, the ‘’Plans”) (the ordinary shares in the capital of the Company issued by the Company pursuant to an exercise of an option under each of the Plans or the vesting of RSUs under the Incentive Plan on or after February 8, 2011 up to March 31, 2013, hereinafter collectively to be referred to as the “Plan Shares”);

(o)	the minutes of the meeting of the Board of Directors held on July 31, 2012 and August 20, 2012, resolving, inter alia, to issue such number of ordinary shares as to be determined by the M&A Transaction Committee (as defined therein) and to exclude all pre-emptive rights in relation to the issuance of such shares, and the certificate of the Company’s secretary dated October 4, 2012 relating to such minutes and a written resolution of the Company’s M&A Transaction Committee, dated October 4, 2012, determining that 1,941,270 ordinary shares in the capital of the Company were to be issued;

(p)	the deed of issuance executed by the Company dated October 4, 2012, pursuant to which 1,941,270 ordinary shares in the capital of the Company (the “October 2012 Shares”) have been issued;

(q)	the shareholders’ register of the Company;

(r)	the draft minutes of the meeting of the Board of Directors held on April 30, 2013 resolving, inter alia, to (i) issue that number of ordinary shares, with a maximum of 6.4 million ordinary shares, in connection with the Offering pursuant to and with due observance of the terms and conditions of the Purchase Agreement, whereby the exact number of shares to be issued is to be determined by the Offering Committee (as defined therein), (ii) exclude all pre-emptive rights in relation to the issuance of the ordinary shares, (iii) approve, ratify (bekrachtigen) and confirm (bevestigen) all issuances of ordinary shares in the capital of the Company, prior to the date of that resolution, and the certificate of the Company’s Secretary dated [•] relating to such minutes;

(s)	a written resolution of the Company’s Offering Committee dated [•], determining the offer price of the Securities to be issued and sold in the Offering and the number of Primary Shares to be issued and sold in connection with the Offering;

(t)	the deed of issuance executed by the Company dated the date hereof pursuant to which the Primary Shares have been issued;

(u)	a certificate (the “Certificate”) dated the date hereof and signed by the Company’s Secretary certifying that upon issue of each Plan Share at least a consideration (in cash or in kind) has been paid to the Company, or as far as the stock grants under the Incentive Plan are concerned, has been charged from the distributable reserves of the Company, on such Plan Share with a value equal to the nominal amount thereof and any premium agreed upon;

(v)	the deed of incorporation of Felding Finance B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam (“Felding Finance”), dated April 25, 2006 and its articles of association (statuten) as amended on August 26, 2010, which, according to the Felding Finance’s Extract (as defined hereinafter), are the articles of association of Felding Finance as currently in force;

(w)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to Felding Finance dated the date hereof (“Felding Finance’s Extract”);

(x)	the shareholder’s register of Felding Finance (the “Shareholders’ register of Felding Finance”);

(y)	the prospectus dated April 9, 2013 excluding the documents incorporated or deemed to be incorporated by reference therein (the “Prospectus”);

(z)	the prospectus supplement in relation to the offering of the Securities dated May 2013 excluding the documents incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”); and

(aa)	the Purchase Agreement.

The resolutions listed in paragraph (2)(d)—(i) inclusive, (2) (l)-(o) inclusive and (2) (r)-(s) inclusive and the Certificate are hereinafter collectively also referred to as the “Corporate Resolutions”, the documents listed in paragraphs (2)(a), (2)(c), (2)(l)-(k), 2(l) –(m), (2)(t) and 2 (v) and 2 (w)-(aa) collectively referred to as the “Documents”, and the Extracts listed in paragraphs (2) (b) and 2 (w) are hereinafter referred to as the “Extracts”.

The Company and Felding Finance are hereinafter collectively also referred to as the “Dutch Companies” or each a “Dutch Company”.

The Reverse Stock Split Shares, the Initial Offering Shares, the Overallotment Shares, the Plan Shares and the October 2012 Shares are hereinafter collectively also referred to as the “Outstanding Ordinary Shares”.

References to the Civil Code, the Bankruptcy Act, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.

(3)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;

(b)	(i) the power, capacity and authority of all parties thereto other than the Company to enter into and execute the Purchase Agreement; (ii) that the Purchase Agreement has been duly authorised by all parties thereto other than the Company; and (iii) that the Purchase Agreement has been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (including but not limited to the Company) under all applicable laws, including the laws by which the Purchase Agreement is expressed to be governed other than the laws of the Netherlands;

(c)	that the choice of the laws of the state of New York, United States of America, to govern the Purchase Agreement is valid under such law and under the laws of any other applicable jurisdiction other than the Netherlands and would be recognised and given effect to by the courts of the Netherlands and the courts of any other jurisdiction other than the Netherlands;

(d)	that the Purchase Agreement constitutes legal, valid and binding obligations of the parties thereto and are enforceable in accordance with their respective terms under all applicable laws, including the laws of the state of New York, United States of America, by which the Purchase Agreement is expressed to be governed, other than the laws of the Netherlands;

(e)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under the laws of the Netherlands) in respect of the execution or performance of the Purchase Agreement has been or will be duly obtained or made, as the case may be;

(f)	that the information set forth in the Extracts is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Dutch Companies;

(g)	that according to the Prospectus Supplement as of March 31, 2013 41,922,482 ordinary shares were outstanding and assuming no exercise of outstanding stock options or vesting of RSU after that date;

(h)	that the Corporate Resolutions have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof;

(i)	that neither Dutch Company has been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden), nor has ceased to exist due to merger (fusie) or demerger (splitsing); although not constituting conclusive evidence, this assumption is supported by the contents of the Extracts and by our on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue;

(j)	that none of the insolvency proceedings listed in Annex A, as amended, to Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings have been declared applicable to the Dutch Companies by a court in one of the member states of the EU (with the exception of Denmark), other than the Netherlands; although not constituting conclusive evidence, this assumption is supported by our on-line search of the section on EU Registrations of the Central Insolvency Register (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue;

(k)	that the Securities have been admitted or will shortly be admitted to listing on the stock market of the NASDAQ Global Select Market;

(l)	that no party to the Purchase Agreement has acted in contravention of the provisions of chapters 5.1 and 5.4 of the Financial Supervision Act and the rules promulgated thereunder in respect of the Securities or any other securities of the Company; and

(m)	that all transactions envisaged by the Documents and the Corporate Resolutions, including but not limited to the payment of any amount payable or paid under the Documents, will take place at arm’s length as this term is understood under Netherlands tax law.

(4)	This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation, with the exception of the tax opinion set forth in paragraph (5)(i) below.

(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Company has been duly incorporated and is validly existing under the laws of the Netherlands as a public limited liability company (naamloze vennootschap);

(b)	the Company has the necessary corporate capacity and power to enter into the Purchase Agreement and to exercise its rights and perform its obligations thereunder and to hold its properties and conduct its business;

(c)	the Outstanding Ordinary Shares have been duly authorized, validly issued and fully paid;

(d)	the Primary Shares have been duly authorized and, upon payment in full of the Primary Shares in accordance with the provisions of the Articles of Association and the Purchase Agreement, the Primary Shares will have been validly issued and fully paid;

(e)	the pre-emptive rights in relation to the issuance to the Primary Shares have been validly excluded;

(f)	Felding Finance has been duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and has the necessary corporate capacity and power to hold its properties and conduct its business; according to the Shareholders’ register of Felding Finance and according to Felding Finance’s Extract, all shares in the capital of Felding Finance are held by the Company;

(g)	the Purchase Agreement has been duly authorized, executed and delivered on behalf of the Company;

(h)	the statements in the Prospectus Supplement under the captions “Risk Factors—Risks Related to our Ordinary Shares and this Offering—We are a Netherlands public limited liability company and it may be difficult for you to obtain or enforce judgments against us or our executive officers, some of our directors and some of our named experts in the United States”, “Risk Factors—Risks Related to our Ordinary Shares and this Offering—Your rights as a holder of ordinary shares will be governed by Dutch law and will differ from the rights of shareholders under U.S. law”, in the Prospectus under “Description of Ordinary Shares” and in part II of the Prospectus “Information not required in Prospectus—Item 14 Indemnification of directors and officers”, insofar as they purport to constitute a summary of the Articles of Association or of the laws and regulations of the Netherlands, are fair and accurate in all material respects;

(i)	the statements in the Prospectus Supplement under the heading “Taxation—Material Dutch Tax Consequences”, to the extent that such statements aim to provide a summarised description of certain material Netherlands tax consequences of the acquisition, ownership and transfer of the ordinary shares, are true and accurate in all material respects for the persons mentioned therein, subject to the assumptions, limitations and qualifications as stated in the Prospectus Supplement;

(j)	it is not necessary under the laws of the Netherlands to ensure the validity, enforceability or performance of the obligations of the Company under the Purchase Agreement, or to make the Purchase Agreement admissible in evidence, or to permit the Company to enter into any transaction contemplated by the Purchase Agreement, or to issue or sell the Securities, or to make any payment under the Purchase Agreement, that

(i)	any approvals, consents, licences, authorisations or exemptions be obtained from any governmental authority or any court or fiscal, monetary or regulatory body in the Netherlands; or that

(ii)	the Purchase Agreement or any particulars thereof be filed, registered, recorded or notarised with, in or by any such body or any competent authority, official registry or register in the Netherlands, save for (A) to the extent applicable, compliance by the Company with the reporting requirements under the Act on financial foreign relations of 25 March 1994 (Wet financiële betrekkingen buitenland 1994); (B) registration requirements with the Trade Register of the competent Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) and (C) compliance by the Company with the reporting requirements under the Financial Supervision Act (although non-compliance with such reporting requirements would not affect the enforceability of the obligations of the Company under the Purchase Agreement); and

(k)	the execution and delivery of the Purchase Agreement and the issue and sale of the Primary Shares thereunder do not conflict with or result in a violation of any provision of the Articles of Association or any provision of any applicable law or regulation, or published case law of the courts, of the Netherlands.

(6)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Company or any other party (express or implied) under or by virtue of the Purchase Agreement;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)	the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands will always be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

(d)	no opinion is given as to whether any legal act (rechtshandeling) performed by the Company in entering into the Purchase Agreement or exercising its rights or performing its obligations thereunder is not contrary to the corporate interest of the Company for purposes of section 2:7 of the Civil Code in which case the relevant legal act of the Company might be held invalid and/or the obligations of the Company thereunder might be held unenforceable in whole or in part;

(e)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•

may give effect to the mandatory rules of the law of another jurisdiction with which the situation has a close connection, if and to the extent that under the law of the latter jurisdiction those rules must be applied irrespective of the chosen law;

•	will apply the laws of the Netherlands in a situation where they are mandatory irrespective of the law otherwise applicable to the relevant agreement;

•	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands; and

•	shall have regard to the law of the jurisdiction where performance takes or is to take place in relation to the manner of performance and the steps to be taken in the event of defective performance;

(f)	under Netherlands law a power of attorney will no longer be valid or enforceable as a matter of law upon the grantor of the power of attorney being declared bankrupt (failliet verklaard) or being granted suspension of payments (surseance van betaling verleend); insofar as certain provisions of the Purchase Agreement, including but not limited to the appointment of an agent for service of process, expressly or implicitly provide for or constitute powers of attorney, the validity of the same is similarly qualified;

(g)	service of process of any proceedings before the courts of, and enforcement of judgments in, the Netherlands must be performed in accordance with applicable Netherlands rules of civil procedure;

(h)	the provision contained in the Purchase Agreement to the effect that proceedings may be taken against the Company concurrently in different jurisdictions may not be enforceable in the courts of the Netherlands in all circumstances;

(i)	under the laws of the Netherlands, the remedy of specific performance is not generally available; and

(j)	the concepts of “trust” and of “delivery of documents” as known in common law jurisdictions are not known as such under the laws of the Netherlands.

(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law.

(8)

We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for your sole benefit for the purposes of the Purchase Agreement only. You may release a copy of this opinion (a) to the extent required by any applicable law or regulation; (b) to any regulatory authority having jurisdiction over you; or (c) in connection with any actual or potential dispute or claim to which you are a party, in each case for the purposes of information only on the strict understanding that we assume no duty or liability whatsoever to any such recipient as a result or otherwise.

(9)	The clause on limitation of liability included in the general terms and conditions of Stibbe N.V. does not apply in respect of the relationship between the Representatives and Stibbe N.V.

Yours faithfully,

Stibbe N.V.

Paul Quist             Marius Josephus Jitta

Exhibit E-1

FORM OF OPINION OF U.S, COUNSEL FOR TMG PURSUANT TO SECTION 5(f)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Representatives of the several Underwriters

to be named in the within-mentioned Purchase Agreement

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

We have acted as U.S. counsel to TMG Holdings Coöperatief U.A., a cooperative with excluded liability incorporated under the laws of the Netherlands (the “Selling Shareholder”), in connection with the Purchase Agreement (the “Purchase Agreement”), dated May     , 2013, by and among you (the “Representatives”), Tornier N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”), the Selling Shareholder, Vertical Fund I, L.P. and Vertical Fund II, L.P. This opinion is being delivered to you pursuant to Section 5(f) of the Purchase Agreement. Capitalized terms not otherwise defined in this opinion are used as defined in the Purchase Agreement.

In connection with this opinion, we have examined an executed copy of the Purchase Agreement and the Company’s Registration Statement on From S-3 (File No. 333-187817), as well as a copy of the Prospectus. We have also examined original, reproduced or certified copies of all such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinion, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Selling Shareholder submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the Purchase Agreement) by all parties thereto and the binding effect of such documents and agreements (including the Purchase Agreement) on all such parties; (iv) the legal right and power of all such parties under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the Purchase Agreement; certificates of the Selling Shareholder, and its officers, employees, agents and representatives; and certificates of public officials.

A.	Based on the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

1.

The sale of the Securities and the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, the Purchase Agreement, and the consummation of the transactions contemplated therein or by the General Disclosure

Package and the Prospectus, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of the agreements listed on Annex A attached hereto, except for any such conflict, breach or default that would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Shareholder to consummate the transactions contemplated by the Purchase Agreement.

2.	Upon (a) payment for the Securities to be sold by the Selling Shareholder to the Underwriters as provided in the Purchase Agreement, (b) the delivery of such Securities to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (c) the registration of such Securities in the name of Cede or such other nominee and (d) the crediting of such Securities on the records of DTC to security accounts in the name of the Underwriters (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Securities and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters in respect of such Securities.

B.	The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.	We are members of the bar of the State of New York, and the opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by the Purchase Agreement and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2.	For purposes of the opinion set forth in paragraph A(2), we have assumed that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its articles of association, by laws (if any) and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

3.	For the purposes of the opinion set forth in paragraph A(2), we have assumed without independent investigation that the Securities are a “Security” within the meaning of Section 8-102(a)(15) of the UCC.

No person or entity other than you (or your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction) may rely or claim reliance upon this opinion. This opinion may not be quoted, distributed or disclosed, except to your counsel or auditors or as required by law, without our prior written consent.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this opinion after the date hereof.

Very truly yours,

Exhibit E-2

FORM OF OPINION OF DUTCH COUNSEL FOR TMG PURSUANT TO SECTION 5(f)

The Underwriters (as defined in the Purchase

Agreement referred to below)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

383 Madison Avenue

New York, New York 10179

Re: secondary offering of ordinary shares in the capital of Tornier N.V. by TMG Holdings Coöperatief U.A.

Ladies and Gentlemen,

(1)	We have acted as counsel to TMG Holdings Coöperatief U.A., a cooperative with excluded liability (coöperatie met uitgesloten aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam (the “Cooperative”) with respect to matters of Netherlands law in connection with the public offering of ordinary shares in the capital of Tornier N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam (“Tornier”) on NASDAQ Global Select Market pursuant to a purchase agreement, dated [•] between, Tornier, the Cooperative, as one of the Selling Shareholders (as listed in Schedule B thereto), J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Purchase Agreement”), consisting of:

(i)	a primary offering by Tornier of ordinary shares in the capital of Tornier; and

(ii)	a secondary offering of ordinary shares in the capital of Tornier by the Selling Shareholders, amongst which the Cooperative.

Capitalised terms used in this opinion shall have the meanings ascribed to them in the Purchase Agreement, unless otherwise defined in this opinion.

This opinion is furnished to you pursuant to Section 5(f) of the Purchase Agreement.

(2)	For the purpose of this opinion, we have examined and exclusively relied upon photocopies or copies received by fax or by electronic means, or originals if so expressly stated, of the following documents:

(a)	the Purchase Agreement;

(b)	the Custody Agreement;

(c)	the Management, Administration and Domiciliation agreement dated July 12, 2006;

(d)	the Investment Agreement dated, December 13, 2006;

(e)	the Contribution Agreement dated December 13, 2006;

(f)	the Investment Agreement dated February 22, 2007;

(g)	the Contribution Agreement dated February 22, 2007;

(h)	the Contribution Agreement dated March 14, 2008;

(i)	the Amended and restated Subscription Agreement dated March 14, 2008;

(j)	the Capital contribution agreement dated March 8, 2011;

(k)	the Capital contribution agreement dated June 8, 2012;

(l)	the deed of incorporation of the Cooperative dated July 12, 2006 and its articles of association (statuten) as amended on December 19, 2007 which according to the Extract referred to below are the articles of association of the Cooperative as currently in force;

(m)	an extract from the Trade Register of the Chamber of Commerce (Kamer van Koophandel, afdeling Handelsregister) relating to the Cooperative dated the date hereof (the “Extract”);

(n)	the minutes of a meeting of the managing board of the Cooperative held on May 7, 2013 reflecting resolutions approving, inter alia, the execution by the Cooperative of the Purchase Agreement and the Custody Agreement and the performance of its obligations thereunder; and

(o)	written resolutions of the members meeting of the Cooperative adopted on • 2013 resolving to, inter alia, the execution by the Cooperative of the Purchase Agreement and the Custody Agreement and the performance of its obligations thereunder; and

(p)	a board certificate dated on • 2013 certifying that the agreements listed in Annex A thereto are the only agreements governed by Dutch law the Cooperative is a party to that may be considered material for the entering into the Purchase Agreement and the consummation of the transactions contemplated therein (the “Board Certificate”).

The resolutions listed in paragraphs (2)(e) and (2)(f) are hereinafter collectively also referred to as the “Resolutions”.

The documents listed in paragraphs (2)(a) and (2)(b) are hereinafter collectively also referred to as the “Documents”.

The agreements listed in paragraphs (2)(c) – 2(k) are hereinafter collectively also referred to as the “Dutch Agreements”.

References to the Civil Code, the Bankruptcy Act, the Code of Civil Procedure, the Financial Supervision Act and any other Codes or Acts are references to the Burgerlijk Wetboek, the Faillissementswet, the Wetboek van Burgerlijke Rechtsvordering, the Wet op het financieel toezicht and such other Codes or Acts of the Netherlands, as amended.

(3)	In rendering this opinion we have assumed:

(a)	the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us as copies of drafts, originals or execution copies and the exact conformity to the originals of all documents submitted to us as photocopies or copies transmitted by facsimile or by electronic means;

(b)	(i) the power, capacity and authority of all parties thereto other than the Cooperative to enter into and execute the Documents; (ii) that each of the Documents has been duly authorised by all parties thereto other than the Cooperative; and (iii) that the Documents have been validly executed and delivered (where such concept is legally relevant) by each of the parties thereto (including but not limited to the Cooperative) under all applicable laws, including the laws by which each of the Documents is expressed to be governed other than the laws of the Netherlands;

(c)	that the choice of the laws of the state of New York, United States of America to govern each of the Documents is valid under such laws and under the laws of any other applicable jurisdiction other than the Netherlands and would be recognised and given effect to by the courts of any other jurisdiction other than the Netherlands;

(d)	that each of the Documents constitutes legal, valid and binding obligations of the parties thereto and is enforceable in accordance with its terms under all applicable laws, including the laws of the state of New York, United States of America by which each of the Documents is expressed to be governed, other than the laws of the Netherlands;

(e)	that any and all authorisations and consents of, or other filings with or notifications to, any public authority or other relevant body or person in or of any jurisdiction which may be required (other than under the laws of the Netherlands) in respect of the execution or performance of the Documents have been or will be duly obtained or made, as the case may be;

(f)	that the information set forth in the Extract is complete and accurate on the date hereof and consistent with the information contained in the file kept by the Trade Register with respect to the Cooperative;

(g)	that the information set forth in the Board Certificate is complete and accurate on the date hereof;

(h)	that the Resolutions have not been annulled, revoked or rescinded and are in full force and effect as at the date hereof;

(i)	that the Cooperative has not been declared bankrupt (failliet verklaard), granted suspension of payments (surseance van betaling verleend) or dissolved (ontbonden),

nor has ceased to exist due to merger (fusie) or demerger (splitsing) although not constituting conclusive evidence, this assumption is supported by the contents of the Extract and by our on-line search of the Central Insolvency Register of the courts in the Netherlands (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue;

(j)	that none of the insolvency proceedings listed in Annex A, as amended, to Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings (the “Insolvency Regulation”) has been declared applicable to the Cooperative by a court in one of the member states of the EU (with the exception of Denmark), other than the Netherlands; although not constituting conclusive evidence, this assumption is supported by our on-line search of the section on EU Registrations of the Central Insolvency Register (Centraal Insolventieregister) on the date hereof, which did not reveal any information which would render this assumption to be untrue;

(k)	that, to the extent any of the provisions of the Documents constitutes an irrevocable power of attorney granted by the Cooperative within the meaning of section 3:74 of the Civil Code, such power of attorney aims at the performance of a legal act (strekt tot het verrichten van een rechtshandeling) in the interest of the proxy or a third party;

(l)	that none of the members of the managing board of the Cooperative has a conflict of interests within the meaning of section 2:47 of the Civil Code with the Cooperative.

(4)	We have not investigated the laws of any jurisdiction other than the Netherlands. This opinion is limited to matters of the laws of the Netherlands as they presently stand and as they are interpreted in case law of the courts of the Netherlands and in administrative guidance of the relevant authorities of the Netherlands, in each case published in printed form as at the date of this opinion. We do not express any opinion with respect to (i) any public international law or the rules of or promulgated under any treaty or by any treaty organisation, other than any EC law provisions having direct effect, (ii) matters of competition law, and (iii) matters of taxation.

(5)	Based upon and subject to the foregoing and to the further qualifications, limitations and exceptions set forth herein, and subject to any factual matters not disclosed to us and inconsistent with the information revealed by the documents reviewed by us in the course of our examination referred to above, we are as at the date hereof of the following opinion:

(a)	the Documents have been duly executed and delivered on behalf of the Cooperative;

(b)	under the express reservation that we are not qualified to assess the correct meaning of its terms as each of the Documents is not governed by the laws of the Netherlands, there is nothing in the laws of the Netherlands which would prevent each of the Documents from constituting legal, valid and binding obligations of the Cooperative in accordance with its terms;

(c)

the execution and delivery of the Documents and the consummation of the transactions contemplated therein does not conflict with or result in a violation of any provision of the articles of association of the Cooperative or any provision of any applicable law or regulation, or published case law of the courts, of the Netherlands nor will the execution and delivery of the Documents and the consummation of the transactions contemplated therein in any way conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the Dutch Agreements;

(d)	all corporate and other action required to be taken by the Cooperative to authorise the execution of each of the Documents by it or on its behalf and the performance of its obligations thereunder has been duly taken;

(e)	it is not necessary under the laws of the Netherlands to ensure the validity, enforceability or performance of the obligations of the Cooperative under the Documents, or to make the Documents admissible in evidence, or to permit the Cooperative to enter into any transaction contemplated by the Documents or to make any payment under the Documents, that

(i)	any approvals, consents, licences, authorisations or exemptions be obtained from any governmental authority or any court or fiscal, monetary or regulatory body in the Netherlands; or that

(ii)	the Documents or any particulars thereof be filed, registered, recorded or notarised with, in or by any such body or any competent authority, official registry or register in the Netherlands,

save for compliance by the Cooperative with, if and to the extent applicable, reporting requirements under the Act on financial foreign relations of 25 March 1994 (Wet financiële betrekkingen buitenland 1994) and the rules promulgated thereunder (although non-compliance with such reporting requirements will not affect the enforceability of the obligations of the Cooperative under the Documents).

(6)	This opinion is subject to the following qualifications:

(a)	we express no opinion as to the accuracy of any representations given by the Cooperative or any other party (express or implied) under or by virtue of each of the Documents;

(b)	the opinions expressed above are limited by any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), insolvency, moratorium, reorganisation, liquidation, suretyship, fraudulent conveyance, or similar laws affecting the enforceability of rights of creditors generally (including rights of set-off) in any relevant jurisdiction including but not limited to section 3:45 of the Civil Code and section 42 of the Bankruptcy Act concerning fraudulent conveyance;

(c)

the terms “legal”, “valid”, “binding” or “enforceable” (or any combination thereof), where used in this opinion, mean that the relevant obligations are of a type which the courts of the Netherlands generally recognize and enforce; the use of these terms does not suggest that the obligations will necessarily be enforced in accordance with their terms in all circumstances; in particular, enforcement of such obligations in the courts of the Netherlands will always be subject to applicable statutes of limitation, interpretation by the court (taking into account the intention of the parties to a contract), the effect of general principles of law including (without limitation) the concepts of reasonableness and fairness (redelijkheid en billijkheid) and abuse of circumstances (misbruik van omstandigheden), and defences based on error (dwaling), fraud (bedrog), duress (dwang), force majeure (overmacht) and set-off (verrekening);

(d)	no opinion is given as to whether any legal act (rechtshandeling) performed by the Cooperative in entering into each of the Documents or exercising its rights or performing its obligations thereunder is not contrary to the corporate interest of the Cooperative for purposes of section 2:7 of the Civil Code in which case the relevant legal act of the Cooperative might be held invalid and/or the obligations of the Cooperative thereunder might be held unenforceable in whole or in part;

(e)	when applying the law of a jurisdiction expressed in an agreement to be the governing law of that agreement, the courts of the Netherlands (assuming they have jurisdiction over the matter):

•	will apply overriding mandatory provisions of the laws of the Netherlands irrespective of the law otherwise applicable to the relevant agreement;

•

may give effect to the overriding mandatory provisions of the law of the jurisdiction where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render performance of the agreement – in accordance with the law otherwise applicable to it – unlawful; and

•	may refuse to apply the law of another jurisdiction if such application is manifestly incompatible with the public policy of the Netherlands;

(f)	under Netherlands law a power of attorney will no longer be valid or enforceable as a matter of law upon the grantor of the power of attorney being declared bankrupt (failliet verklaard) or being granted suspension of payments (surseance van betaling verleend); insofar as certain provisions of the Purchase Agreement or Custody Agreement, including but not limited to the appointment of an agent for service of process, expressly or implicitly provide for or constitute powers of attorney, the validity of the same is similarly qualified;

(g)

under Netherlands law the transfer of registered shares in the capital of a public company (naamloze vennootschap), whose shares are admitted to trading on a regulated market or a multilateral trading facility as referred to in article 1:1 of the Financial Supervision Act or a system comparable to a regulated market or multilateral trading facility from a State which is not a Member State (or the transfer of shares that at the time of the transaction may reasonably be expected to be shortly admitted to such system), are transferred through the execution of a deed of transfer intended for that purpose and, save when the company itself is a party to such deed, the written acknowledgement by the company of the transfer. Such acknowledgement shall be made in the deed or by a dated statement on the deed or by formal service of the deed on the company. In this case the acknowledgement of service are a constitutive requirement for the transfer. Where shares have not been introduced in a book-entry system by the transfer of registered shares to the depositary of such book-entry system and continue from a corporate law perspective to be registered in the name of such depositary the concept of book-entry notations in respect of registered shares in a Dutch company is, as such, not known under the laws of the Netherlands and has no effect. Consequently, such registered shares cannot be held by, disposed of or otherwise be delivered or transferred through the holding of, disposal of, delivery of or transfer of such a book-entry notation;

(h)	service of process of any proceedings before the courts of, and enforcement of judgments in, the Netherlands must be performed in accordance with applicable Netherlands rules of civil procedure;

(i)	under the laws of the Netherlands, the remedy of specific performance is not generally available;

(j)	the concepts of “trust” and of “delivery of documents” as known in common law jurisdictions are not known as such under the laws of the Netherlands.

(7)	In this opinion, Netherlands legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Netherlands law and will be brought exclusively before a court of the Netherlands.

(8)	We assume no obligation to update this opinion or to inform any person of any changes of law or other matters coming to our knowledge occurring after the date hereof which may affect this opinion in any respect. This opinion is addressed to you and given for your sole benefit for the purposes of the Documents only and may not be disclosed or quoted to any person other than to your legal advisers or relied upon by any person or be used for any other purpose, without our prior written consent in each instance.

Yours faithfully,

Stibbe N.V.

Exhibit E-3

FORM OF OPINION OF COUNSEL FOR THE VERTICAL ENTITIES PURSUANT TO SECTION 5(f)

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Underwriters and as Representatives of the several Underwriters named in Schedule A to the Purchase Agreement

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith

                                  Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

We have acted as counsel to Vertical Fund I, L.P., a Delaware limited partnership, and Vertical Fund II, L.P., a Delaware limited partnership, (each individually, a “Vertical Fund” and, collectively, the “Vertical Funds”) in connection with (i) the sale by each of the Vertical Funds, each as a Selling Stockholder, to you and each of the other Underwriters named in Schedule A of the Purchase Agreement of certain Ordinary Shares, par value EUR €0.03 per share (hereinafter, the “Offered Shares”), of Tornier N.V., a Netherlands public limited liability company (naamloze vennootschap or N.V.) (the “Company”), pursuant to the Purchase Agreement dated May     , 2013 among you, each of the other Underwriters named in Schedule A thereof, the Company, the Vertical Funds and the other Selling Stockholders named therein (the “Purchase Agreement”). This opinion is being rendered at the request of the Vertical Funds pursuant to Section 5(f) of the Purchase Agreement. Capitalized terms used in this letter but not defined herein shall have its respective meanings ascribed thereto in the Purchase Agreement.

In connection with the rendering of this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the Custody Agreements dated May     , 2013 between American Stock Transfer & Trust Company, LLC and each of the Vertical Funds (the “Custody Agreements”), the Irrevocable Powers of Attorney dated May     , 2013 by each of the Vertical Funds in favor of certain individuals named therein as “Attorneys-in-Fact” (the “Powers of Attorney”), the Stock Powers dated May     , 2013 by each of the Vertical Funds with respect to the Offered Shares to be purchased from each of the Vertical Funds by the Underwriters in accordance with the Purchase Agreement (the “Stock Powers” and together with the Purchase Agreement, the Custody Agreements and the Powers of Attorney, the “Agreements”), records and certificates of the Vertical Funds, certificates of public officials and such other documents as we deemed relevant; we have assumed the correctness of information set forth in the Agreements; and we have made such inquiries of representatives of the Vertical Funds and considered such questions of law as we deemed relevant. In addition, we have assumed the due authorization, execution and delivery of the Agreements by all parties thereto other than the Vertical Funds and that each of the Agreements constitutes the valid and binding agreement of each such other party enforceable against such party in accordance with its terms. We also have assumed that you and each of the other Underwriters named in Schedule A of the Purchase Agreement have purchased the Offered Shares in good faith and without notice of any lien, encumbrance, equity or claim or any other adverse claim within the meaning of the UCC (as hereinafter defined). We have also assumed the authenticity of all documents tendered to us as originals, the conformity to all original documents of all documents submitted to us as certified or photostatic copies and the legal capacity of all natural persons.

Based upon such examination and subject to the qualifications and limitations stated herein, it is our opinion that:

1. Each of the Agreements has been duly authorized, executed and delivered by or on behalf of, and is the valid and binding agreement of, each Vertical Fund that is a party thereto enforceable against such Vertical Fund in accordance with its terms.

2. Upon (a) payment for the Offered Shares to be sold by the Vertical Funds to the Underwriters as provided in the Purchase Agreement, (b) the delivery of such Offered Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (c) the registration of such Offered Shares in the name of Cede or such other nominee and (d) the crediting of such Offered Shares on the records of DTC to security accounts in the name of the Underwriters (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Offered Shares or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Offered Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Offered Shares and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC)) to such Offered Shares may be asserted against the Underwriters in respect of such Offered Shares.

3. The sale of such Offered Shares and the execution and delivery by the Vertical Funds of, and the performance by the Vertical Funds of their obligations under, the Purchase Agreement, and the consummation of the transactions contemplated therein or by the General Disclosure Package and the Prospectus, (i) have been duly authorized on the part of each of the Vertical Funds, and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either Vertical Fund is a party or by which either Vertical Fund is bound or to which any of the property or assets of either Vertical Fund is subject, nor will any such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of either Vertical Fund or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either Vertical Fund or any of its properties, except in the case of clause (ii) above, for any such conflict, breach or default that would not, individually or in the aggregate, materially and adversely affect the ability of either Vertical Fund to consummate the transactions contemplated by the Purchase Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Offered Shares or the consummation by either Vertical Fund of the transactions contemplated by the Purchase Agreement or by the General Disclosure Package and the Prospectus, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the 1933 Act and as may be required under or by state securities or Blue Sky laws or FINRA (to which we express no opinion) in connection with the purchase and distribution of the Offered Shares by the Underwriters and except where the failure to obtain or make would not, individually or in the aggregate, materially and adversely affect the ability of either Vertical Fund to consummate the transactions contemplated by the Purchase Agreement.

In addition to the qualifications and limitations set forth above, the opinions expressed herein are subject to the following qualifications and limitations:

A. Our opinion in Paragraph 1 concerning the enforceability of each of the Agreements is:

1. subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally;

2. subject to the effect of general principles of equity, whether applied by a court of law or equity; and

3. subject to the effect of generally applicable rules of law that:

(a)	limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that choice of law or forum selection clauses in contracts are not necessarily binding on the courts in the forum selected;

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

(e)	deny or limit the enforceability of provisions limit the enforceability of provisions providing for the indemnification of or contribution to a party based on considerations of public policy;

(f)	may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(g)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorney’s fees and other costs; or

(h)	may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

B. Our opinion in Paragraph 2 is subject to (i) our assumption that when such payment, delivery and crediting occur, (x) such Offered Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its articles of association, by laws (if any) and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC; and (ii) our assumption, without independent investigation, that the Offered Shares are a “Security” within the meaning of Section 8-102(a)(15) of the UCC.

C. The opinions expressed herein are limited to the laws of the State of New York, the Limited Partnership Act of the State of Delaware and the federal laws of the United States of America as in effect on the date hereof, and we express no opinion concerning (i) the laws of any other jurisdiction or (ii) the state securities or “Blue Sky” law of any state.

We are furnishing this opinion to you solely for your benefit in connection with the above-described transaction. It is not to be used, circulated, quoted or otherwise referred to for any other purpose, and no one other than you is entitled to rely on this opinion.

This opinion speaks only as of the date hereof, and we hereby expressly disclaim any duty to notify you of any changes in the law hereafter enacted or rendered that may affect the opinions expressed herein or otherwise to update any of the statements made herein.

Very truly yours,

WILENTZ, GOLDMAN & SPITZER, P.A.

A Professional Corporation

Exhibit F

[Form of lock-up from directors, officers or other stockholders pursuant to SECTION 5(n)]

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

            Incorporated

as Representatives of the several Underwriters

to be named in the within-mentioned Purchase Agreement

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o	Merrill Lynch, Pierce, Fenner & Smith

                                  Incorporated

One Bryant Park
New York, New York 10036

Re: Proposed Public Offering by Tornier N.V.

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Tornier N.V., a Netherlands limited liability company (the “Company”), understands that J.P. Morgan Securities LLC (“JPMorgan”) and Merrill Lynch, Pierce, Fenner and Smith (“Merrill Lynch”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders listed on Schedule B to the Purchase Agreement providing for the public offering (the “Offering”) of ordinary shares (the “Securities”) of the Company, par value EUR €0.03 per share (the “Ordinary Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement (collectively, the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Purchase Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of JPMorgan and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares of the Company or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of JPMorgan and Merrill Lynch:

(i) to the extent sold by the undersigned pursuant to the Purchase Agreement; or

(ii) as a bona fide gift or gifts; or

(iii) to any immediate family member or any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iv) as a distribution to limited partners, members or stockholders of the undersigned; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(vi) in connection with (aa) the exercise of any stock option or the vesting (or forfeiture) of any restricted stock unit granted under any Company plan, including in the case of stock options any form of cashless exercise, or (bb) transfers of Ordinary Shares to the Company or sales of Ordinary Shares in market transactions pursuant to the terms of any existing 10b5-1 plan to cover tax payments resulting from the exercise of any stock option or the vesting of any restricted stock unit, provided that any Ordinary Shares received upon the exercise of any stock option or the vesting of any restricted stock unit shall be subject to the restrictions contained in this lock-up agreement; or

(vii) as transfers upon death by will or intestacy; or

(viii) to establish a new 10b5-1 plan pursuant to and in accordance with Rule 10b5-1(c) under the Exchange Act, provided that (A) the restrictions set forth in this lock-up agreement shall apply in full force to Ordinary Shares subject to the 10b5-1 plan during the 90-day lock-up period, (B) entry into the 10b5-1 plan is not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and no other public announcement of the 10b5-1 plan is required and (C) neither the undersigned, any other party to such transfer or the Company voluntarily effects any public announcement, filing or report regarding such transfer during the 90-day lock-up period;

provided that in the case of ( ii) through (v) above, (A) JPMorgan and Merrill Lynch receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee or transferee, as the case may be, (B) any such transfer shall not involve a disposition for value, (C) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended, and no other public announcement of such transfer is required and (D) no party to such transfer voluntarily effects any public announcement, filing or report regarding such transfer.

Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless JPMorgan and Merrill Lynch each waives in writing such extension.

The undersigned hereby acknowledges and agrees that written notice of any waiver of the extension of the 90-day lock-up period pursuant to the previous paragraph will be delivered by JPMorgan and Merrill Lynch to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This agreement shall automatically terminate upon the earliest to occur, if any, of (a) either JPMorgan and Merrill Lunch, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Offering, (b) termination of the Purchase Agreement entered into between the Company, the Underwriters and certain of the Company’s stockholders before the sale of any Ordinary Shares to the Underwriters or (c) June 30, 2013, in the event that the closing of the Offering has not occurred by such date. The undersigned understands that the Underwriters are entering into the Purchase Agreement and proceeding with the offering described therein in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

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